Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-15983 on Form N-1A of our reports dated June 11, 2025, relating to the financial statements and financial highlights of Fidelity Large Cap Stock K6 Fund, Fidelity Mid-Cap Stock Fund, Fidelity Series Small Cap Core Fund, Fidelity Series Small Cap Discovery Fund, Fidelity Small Cap Discovery Fund, Fidelity Small Cap Stock Fund, and Fidelity Small Cap Stock K6 Fund, and our report dated June 12, 2025 relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund, appearing on Form N-CSR of Fidelity Concord Street Trust for the year ended April 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 18, 2025